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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                    Date of Report:   March 29, 1995
                    (Date of earliest event reported)

                         AEROFLEX INCORPORATED
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         (Exact name of registrant as specified in its charter)



          Delaware                 0-2324              11-1974412
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       (State or other          (Commission           (IRS Employer
       jurisdiction of           File Number)          Identification
       incorporation)                                  Number)



         35 South Service Road, Plainview, New York        11803
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       (Address of principal executive offices)          (Zip Code)




Registrant's telephone number including area code      (516)  694-6700




                                ARX, INC.
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        (Former name of former address, if changed since last report.)

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Item 4.   Changes in Registrant's Certifying Accountant
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     (a)  On  March 29, 1995, the Board of Directors determined to replace
Deloitte & Touche LLP, the Company's independent accountants for the fiscal year ended June 30, 1994, with KPMG Peat Marwick LLP, which will be the Company's independent accountants for its fiscal year ending June 30, 1995.
The decision to change independent accountants was recommended to the Board of Directors by the Audit Committee of the Board of Directors.

     (b) In connection with the audit for the Company's fiscal years ended June 30, 1994 and 1993, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which agreements, if not resolved to their satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

     (c) The report of Deloitte & Touche LLP for the years ended June 30, 1994 and 1993 do not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.

     (d) The Company has not had any discussions nor received any written reports or oral advice from KPMG Peat Marwick LLP during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the Registrant's financial statements.

     (e) Enclosed is a copy of a letter from Deloitte & Touche LLP as required pursuant to Item 304(a)(3) of Regulation S-K.

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Item 7:   Financial Statements, Pro Forma Financial  Information and Exhibits
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     (c)  Exhibits

          (16) Letter from Deloitte & Touche LLP referred to in Item 4 (e) above.


                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AEROFLEX INCORPORATED


                                      By: /s/ Michael Gorin
                                          ---------------------------
                                            Michael Gorin, President
Dated:  March 31, 1995